PROSPECTUS Dated June 11, 2002                      Pricing Supplement No. 28 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-83616
Dated June 11, 2002                                       Dated January 17, 2003
                                                                  Rule 424(b)(3)

                                Morgan Stanley
                          MEDIUM-TERM NOTES, SERIES C
                           Senior Floating Rate Notes

                        -------------------------------

     We, Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.), may not redeem these notes prior to the maturity date. We describe the basic features of this type of note in the section of the accompanying prospectus supplement called "Description of Notes--Floating Rate Notes," subject to and as modified by the provisions described below.

Principal Amount:             $800,000,000

Maturity Date:                January 24, 2005

Settlement Date
  (Original Issue
  Date):                      January 24, 2003

Interest Accrual Date:        January 24, 2003

Issue Price:                  100%

Interest Payment
  Dates:                      Each January 24, April 24, July
                              24 and October 24, beginning
                              April 24, 2003

Interest Payment
  Period:                     Quarterly

Base Rate:                    LIBOR

Index Maturity:               Three months

Index Currency:               U.S. dollars

Spread
  (Plus or Minus):            Plus 0.25% per annum

Initial Interest Rate:        To be determined on the second
                              London banking day immediately
                              preceding the original issue date

Initial Interest Reset
  Date:                       April 24, 2003

Interest Reset Dates:         Each interest payment date

Interest Reset Period:        Quarterly

Interest Determination
  Dates:                      The second London banking day
                              immediately preceding each
                              interest reset date

Reporting Service:            Telerate (Page 3750)

Book-Entry Note or
  Certificated Note:          Book-entry note

Senior Note or
  Subordinated Note:          Senior note

Calculation Agent:            JPMorgan Chase Bank (formerly
                              known as The Chase Manhattan
                              Bank)

Minimum
  Denomination:               $1,000

Specified Currency:           U.S. dollars

Business Day:                 New York

CUSIP:                        61745ESD4

Other Provisions:             None


     Terms not defined above have the meanings given to such terms in the accompanying prospectus supplement.


                                 MORGAN STANLEY